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                                                                    EXHIBIT 4.2

NUMBER       INCORPORATED UNDER THE LAWS OF THE STATE OF CALIFORNIA      SHARES
                                NOVEMBER 1, 1978

                           JERRY'S FAMOUS DELI, INC.

60,000,000 SHARES COMMON STOCK                  5,000,000 SHARES PREFERRED STOCK
      NO PAR VALUE                                         NO PAR VALUE

THIS CERTIFIES THAT,                    _______________________IS THE REGISTERED

HOLDER OF_______________________________SHARES OF THE SERIES A CONVERTIBLE
                                        PREFERRED STOCK OF

                           JERRY'S FAMOUS DELI, INC.

HEREINAFTER DESIGNATED "THE CORPORATION," TRANSFERABLE ON THE SHARE REGISTER OF THE CORPORATION UPON SURRENDER OF THIS CERTIFICATE PROPERLY ENDORSED OR ASSIGNED.

        This certificate and the shares represented thereby shall be subject to all of the provisions of the Articles of Incorporation and the By-laws of said Corporation, a copy of each of which is on file at the office of the Corporation, and made a part hereof as fully as though the provisions of said Articles of Incorporation and By-Laws were imprinted in full on this certificate, to all of which the holder of this certificate, by acceptance hereof, assents and agrees to be bound.

        Any shareholder may obtain from the principal office of the Corporation, upon request and without charge, a statement of the number of shares constituting each class or series of stock and the designation thereof; and a copy of the rights, preferences, privileges, and restrictions granted to or imposed upon the respective classes or series of stock and upon the holders thereof by said Articles of Incorporation and the By-Laws.

                      WITNESS THE SEAL OF THE CORPORATION
              AND THE SIGNATURES OF ITS DULY AUTHORIZED OFFICERS.
                                     [SEAL]

 DATED:


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                           SECRETARY                                  PRESIDENT